EXHIBIT 21.1


                       LIST OF SUBSIDIARIES


             Subsidiaries of Foodbrands America, Inc.
             ________________________________________

                                        State of      Percentage
       Name                           Incorporation      Owned
       ____                           _____________   __________

Continental Deli Foods, Inc.            Delaware        100%
Specialty Brands, Inc.                  Delaware        100%
FBAI Investments Corporation            Oklahoma        100%
Florida Panel Company*                  Florida         100%
National Service Center, Inc.           Delaware        100%
Jos. Copperfield & Sons, Inc.           Delaware        100%



           Subsidiaries of Continental Deli Foods, Inc.
           ____________________________________________

                                        State of      Percentage
   Name                               Incorporation      Owned
   ____                               _____________   __________

Brennan Packing Co., Inc.               Delaware        100%
Doskocil Food Service Company, L.L.C.   Oklahoma         99.5%**



           Subsidiaries of FBAI Investments Corporation
           ____________________________________________


                                        State of      Percentage
   Name                                 Formation        Owned
   ____                                 _________     __________

KPR Holdings, L.P.                      Delaware         99%**



* Florida Panel Company is an inactive corporation and has no assets.

** Jos. Copperfield & Sons, Inc. owns 1% of KPR Holdings, L.P.
   and 0.5% of Doskocil Food Service Company.